Exhibit 5.1

September 25, 2002

ImmunoGen, Inc.
128 Sidney Street
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

        We have acted as counsel to ImmunoGen, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 4,096,098 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for resale to the public. The Shares, if and when sold, will be sold by the selling stockholder named in the prospectus included in the Registration Statement (the "Selling Stockholder"). This opinion is being rendered in connection with the filing of the Registration Statement.

        In connection with this opinion, we have examined the Company's Restated Articles of Organization and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that, when sold by the Selling Stockholder pursuant to the Registration Statement (including any prospectus supplement relating thereto), and provided no stop order shall have been issued by the Commission relating thereto, (i) the Shares have been duly and validly authorized by the Company and (ii) are duly and validly issued, fully paid and non-assessable shares of the Common Stock.

        Our opinion is limited to the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

        The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.